                                                                 EXHIBIT 10(e)-4


PORTIONS OF THIS EXHIBIT IDENTIFIED BY "***" HAVE BEEN DELETED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND THE FREEDOM OF INFORMATION ACT.

                                                     Seller's Contract No. 50884

                           MIDCON GAS SERVICES CORP.
                              FIRM SALES CONTRACT
                              Dated April 1, 1997

A. BUYER: MOBILE GAS SERVICE CORP. Buyer is an LDC.

B. SERVICE: Buyer shall request, Properly Nominate, purchase and receive from Seller the Daily Purchase Volume during each day of the Contract term, and Seller shall sell and tender (or cause to be tendered) to Buyer on a "FIRM" basis (as defined in Appendix A) the volume of gas requested by Buyer on such day, at the Delivery Point(s), subject to the terms, conditions and limitations in this Contract. Volumes delivered and purchased within the operational tolerances of the transporter or distributor immediately upstream (or if there is none, immediately downstream) of the Delivery Point(s) for the Daily Purchase Volume shall satisfy the obligations to deliver and purchase gas under this Contract. On any one day, Buyer may request to purchase a volume in excess of the Daily Purchase Volume. Upon receipt of Buyer's request, Seller will determine in its sole discretion whether to sell Buyer on a fully interruptible (not firm) basis under this Contract all or a portion of the additional volumes requested.

C. DAILY PURCHASE VOLUME: For the months April through September, the Daily Purchase Volume shall be the volume Properly Nominated by Buyer, not to exceed *** MMBtu/d delivered. For the months October through March, the Daily Purchase Volume shall be the volume Properly Nominated by Buyer, not to exceed *** MMBtu/d delivered.

E. DELIVERY POINT{S): The Primary Delivery Point(s) shall be the following, or such other mutually agreed upon Delivery Point(s):

                                  (1) KGPC/NGPL Erath
                                  (2) KGPC/Sea Robin Erath
                                  (3) KGPC/Mobile Bay Pipeline Outlet
                                  (4) KGPC/Hatters Pond Gas Plant

F.       TERM: From April 1, 1997 through March 31, 1999.

G.       PURCHASE PRICE:

         (1) Buyer shall pay for each MMBtu of Daily Purchase Volume during the month, a price equal to the Index Price in the first publication of each month of the Inside FERC Gas Market Report for ***. (Purchase Price).

         (2) In the event that Buyer changes the Daily Purchase Volume on any day during a month from that Properly Nominated for the first of the month, Buyer shall pay the following charges:

                 (a) For each MMBtu of increase in the Daily Purchase Volume from that for the first of the month, Buyer" shall pay a price equal to the Gas Daily "Daily Price Survey" midpoint for ***.

                 (b) For each MMBtu of decrease in the Daily Purchase Volume from that for the first of the month, Buyer shall;

                 (i) If daily prices fall below the Purchase Price, then Buyer shall pay Seller the difference between the Purchase Price and the Gas Daily "Daily Price Survey" midpoint for ***; or

                 (ii) If daily prices remain flat or rise above the Purchase Price, then Buyer will release such volumes back to Seller and Buyer will incur no costs for such volumes.

H. PERFORMANCE OBLIGATION  (used in Appendix A): Cover Standard.

I. AGENCY AGREEMENT: This Contract is subject to the definitive terms and conditions of the Agency Agreement dated April 1, 1997 between the two parties whereby Buyer desires to retain Seller to perform certain nomination services and Seller desires to provide such nomination services for Buyer.

J. The attached Appendix A and the attached General Terms and Conditions are incorporated by reference and are part of this Contract. This Contract states the entire agreement of the parties as to matters covered by the Contract and no agreement, representation, statement or promise not contained in this Contract shall be binding or valid. Any further agreement, representation or promise must be in writing to be binding.

AGREED TO BY:
SELLER: MIDCON GAS SERVICES CORP.              BUYER: MOBILE GAS SERVICE CORP.

BY:   /s/ Stephen W. Green                     BY:   /s/ Gerald S. Keen
   ------------------------------                 -----------------------------
NAME: Stephen W. Green                         NAME: Gerald S. Keen
     ----------------------------                   ---------------------------
TITLE: Attorney-in-Fact                        TITLE: Vice-President
      ---------------------------                    --------------------------
DATE SIGNED:   5-16-97                         DATE SIGNED:  5-7-97
            ---------------------                          --------------------

                                   APPENDIX A
                        Additional Terms and Conditions
                            for Firm Sales Contract

I. "FIRM" Definition: Subject to the terms, conditions and limitations of this Contract, the term "FIRM" as used in this Contract shall mean that either party may interrupt its performance without liability only to the extent that such performance is prevented for reasons of Force Majeure; provided, however, that during Force Majeure interruptions, the party invoking Force Majeure may be responsible for any Imbalance Charges as set forth in Section 5 related to its interruption after the nomination is made to the Transporter and until the change in deliveries and/or receipt is confirmed by the Transporter.

II. "Transporter(s)" Definition: "Transporter(s)" shall mean all gas gathering or pipeline companies, or local distribution companies, acting in the capacity of a transporter, transporting gas for Seller or Buyer upstream or downstream, respectively, of the Delivery Point pursuant to this Contract.

III. "Cover Standard" Definition: "Cover Standard", if applicable, shall mean that if there is an unexcused failure to take or deliver any quantity of gas pursuant to this Contract, then the non-defaulting party shall use commercially reasonable efforts to obtain gas or alternate fuels, or sell gas, at a price reasonable for the delivery or production area, as applicable, consistent with: the amount of notice provided by the defaulting party; the immediacy of the Buyer's gas consumption needs or Seller's gas sales requirements, as applicable; the quantities involved; and the anticipated length of failure by the defaulting party.

IV. "Imbalance Charges" Definition: "Imbalance Charges" shall mean any fees, penalties, costs or charges (in cash or in kind) assessed by a Transporter for failure to satisfy the Transporter's balance and/or nomination requirements.

V. "Spot Price" Definition: "Spot Price" as referred in Section VI shall mean the midpoint price listed in Gas Daily, for *** for the relevant Day; provided, if there is no single price published for such location for such Day, but there is published a range of prices, then the Spot Price shall be the average of such high and low prices. If no price or range of prices is published for such Day, then the Spot Price shall be the average of the following: (i) the price (determined as stated above) for the first Day for which a price or range of prices is published that next precedes the' relevant Day; and (ii) the price (determined as stated above) for the first Day for which a price or range of prices is published that next follows the relevant Day.

VI. Performance Obligation: In addition to any liability for Imbalance Charges, which shall not be recovered twice by the following remedy, the exclusive and sole remedy of the parties in the event of a breach of a Firm obligation shall be recovery of the following: (i) in the event of a breach by Seller on any Day (s), payment by Seller to Buyer in an amount equal to the positive difference, if any, between the purchase price paid by Buyer utilizing the Cover Standard for replacement gas or alternative fuels and the Purchase Price, adjusted for commercially reasonable differences in transportation costs to or from the Delivery Point(s), multiplied by the difference between the Daily Purchase Volume and the quantity actually delivered by Seller for such Day(s); or (ii) in the event of a breach by Buyer on any Day(s)," payment by Buyer to Seller in an amount equal to the positive difference, if any, between the Purchase Price and the price received by Seller utilizing the Cover Standard for the resale of such gas, adjusted for commercially reasonable differences in transportation costs to or from the Delivery Point(s), multiplied by the difference between the Daily Purchase Volume and the quantity actually taken by Buyer for such Day(s); or (iii) in the event that Buyer has used commercially reasonable efforts to replace the gas or Seller has used commercially reasonable efforts to sell the gas to a third party, and no such replacement or sale is available, then the exclusive and sole remedy of the non-breaching party shall be any unfavorable difference between the Purchase Price and the Spot Price, adjusted for such transportation to the applicable Delivery Point, multiplied by the difference between the Daily Purchase Volume and the quantity actually delivered by Seller and received by Buyer for such Day(s).

VII. Gas Supply: As of the date of this Contract, Seller has not dedicated any specific gas reserves, gas purchase contracts, or other gas supplies to the performance of Seller's delivery obligations under this Contract. Seller intends to augment its existing supply of gas by additional purchases to satisfy its obligations under this Contract.

VIII. "Business Day" Definition: "Business Day" shall mean any day except Saturday, Sunday or Federal Reserve Bank holidays.

                          GENERAL TERMS AND CONDITIONS

1. BILLINGS AND PAYMENTS:

1.1 Seller shall invoice Buyer for Gas delivered and received in the preceding month and for any other applicable charges, providing supporting documentation acceptable in industry practice to support the amount charged. If the actual quantity delivered is not known by the billing date, billing will be prepared based estimates. The invoiced quantity will then be adjusted to the actual quantity on the following Month's billing or as soon thereafter as actual delivery information is available.

1.2 Buyer shall remit the amount due by electronic funds transfer (EFT), which includes either payment by wire transfer or by Automated Clearinghouse (ACH), on or before the later of the 25th or 10 days after receipt of the invoice by Buyer; provided that if the 25th is not a Business Day, payment is due on the next Business Day following that date. If Buyer fails to remit the full amount payable by it when due, interest on the unpaid portion shall accrue at a rate equal to the lower of (i) the then-effective prime rate of interest published under "Money Rates" by The Wall Street Journal, plus two percent per annum from the date due until the date of payment; or (ii) the maximum applicable lawful interest rate. If Buyer, in good faith, disputes the amount of any such statement or any part thereof, Buyer will pay to Seller such amount as it concedes to be correct; provided, however, if Buyer disputes the amount due, Buyer must provide supporting documentation acceptable in industry practice to support the amount paid or disputed.

1.3 In the event any payments are due Buyer hereunder, payment to Buyer shall be made in accordance with Section 1.2 above.

1.4 A party shall have the right, at its own expense, upon reasonable notice and at reasonable times, to examine the books and records of the other party only to the extent reasonably necessary to verify the accuracy of any statement, charge, payment, or computation made under the Contract. This examination right shall not be available with respect to proprietary information not directly relevant to transactions under this Contract. All invoices and billings shall be conclusively presumed final and accurate unless objected to in writing, with adequate explanation and/or documentation, within two years after the Month of gas delivery. All retroactive adjustments under
Section 1.1 shall be paid in full by the party owing payment within 30 days of notice and substantiation of such inaccuracy.

2. PURCHASE PRICE: Buyer shall pay Seller the Purchase Price per MMBtu (as measured on a dry basis) delivered to Buyer (or which Buyer is obligated to pay for). If gas is priced by an index or publication, and such index or publication stops publishing the relevant data, the alternate pricing mechanism which best reflects past pricing under the original index or publication shall be used thereafter. If the parties cannot agree in good faith on which alternate mechanism best reflects such past pricing within fifteen (15) business days after the first alternate mechanism is proposed by a party, then either party may terminate this Contract immediately thereafter.

3. TAXES: Seller shall pay or cause to be paid all taxes, fees, levies, penalties, licenses or charges imposed by any government authority ("Taxes") on or with respect to the gas prior to the Delivery Point(s). Buyer shall pay or cause to be paid all Taxes on or with respect to the gas at the Delivery Point(s) and all Taxes after the Delivery Point(s). If a party is required to remit or pay Taxes that are the other party's responsibility hereunder, the party responsible for such Taxes shall promptly reimburse the other party for such Taxes. Any party entitled to an exemption from any such Taxes or charges shall furnish the other party any necessary documentation thereof.

4. "PROPERLY NOMINATED" GAS: Buyer must Properly Nominate any gas for which Buyer requests delivery. "Properly Nominate" means that Buyer's dispatcher shall give Seller's dispatcher timely prior notice, sufficient to meet the requirements of all pipelines, gatherers or distributors involved in the gas delivery to Buyer, of the volumes of gas Buyer desires to purchase and take on each day. Such notice shall be at least twenty-four hours prior to the earliest regularly scheduled nomination deadline of the pipelines/distributors receiving or delivering gas at the Delivery Point(s) for gas to be delivered commencing on the first day of a month, and one hour earlier than such deadline for any subsequent nomination. All gas taken hereunder shall be taken in as nearly equal daily and hourly quantities as operating conditions permit. Buyer shall not make intraday or late nominations of gas hereunder, unless Seller otherwise agrees.

5. TRANSPORTER PENALTIES OR CHARGES: The parties shall use commercially reasonable efforts to avoid imposition of any Imbalance Charges. If Buyer or Seller receives an invoice from a Transporter that includes Imbalance Charges, the parties shall determine the validity as well as the cause of such Imbalance Charges. If the Imbalance Charges were incurred as a result of Buyer's actions or inactions (which shall include, but shall not be limited to, Buyer's failure to accept quantities of Gas equal to the Properly Nominated Gas), then Buyer shall pay for such Imbalance Charges, or reimburse Seller for such Imbalance Charges paid by Seller to the Transporter. If the Imbalance

6. FINANCIAL RESPONSIBILITY: When reasonable grounds for insecurity of payment or title to the gas arise, either party may demand adequate assurance of performance. Adequate assurance shall mean sufficient security in the form and for the term reasonably specified by the party demanding assurance, including, but not limited to, a standby irrevocable letter of credit, a prepayment, a security interest in an asset acceptable to the demanding party or a performance bond or guarantee by a creditworthy entity. In the event either party shall (i) default in the payment obligation to the other party; (ii) file a petition or otherwise commence, authorize, or acquiesce in the commencement of a proceeding or cause under any bankruptcy or similar law for the protection of creditors or have such petition filed or proceeding commenced against it;
(iii) otherwise become bankrupt or insolvent (however evidenced); or (iv) be unable to pay its debts as they fall due; then the other party shall have the right to either withhold and/or suspend deliveries or payment, or terminate the Contract without prior notice, in addition to any and all other remedies available hereunder. Seller may immediately suspend deliveries to Buyer hereunder in the event Buyer has not paid any amount due Seller hereunder on or before the tenth day following the date such payment is due.

7. GENERAL STANDARDS: Unless otherwise agreed in writing, the pressure, measurement, definitions of "Day" and "Month", and quality standards applicable to the Contract gas shall be governed by the standards of the Transporter(s) immediately upstream (or if there is none, immediately downstream) of the Delivery Point(s).

8. SPECIAL DAMAGES WAIVER: EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, IN NO EVENT WILL EITHER PARTY BE LIABLE UNDER THIS CONTRACT, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE AND STRICT LABILITY), OR OTHERWISE, FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES.

9.       FORCE MAJEURE:

9.1 Except with regard to a party's obligation to make payment due under
Section 1., neither party shall be liable to the other for failure to perform a Firm obligation, to the extent such failure was caused by Force Majeure. The term "Force Majeure" as employed herein means any cause not reasonably within the control of the party claiming suspension, as further defined in Section 9.2.

9.2 Force Majeure shall include but not be limited to the following: (i) physical events such as acts of God, landslides, lightning, earthquakes, fires, storms or storm warnings, such as hurricanes, which result in evacuation of the affected area, floods, washouts, explosions, breakage or accident or necessity of repairs to machinery or equipment or lines of pipe; (ii) weather related events affecting an entire geographic region, such as low temperatures which cause freezing or failure of wells or lines of pipe; (iii) interruption of firm transportation and/or storage by Transporters; (iv) acts of others such as strikes, lockouts or other industrial disturbances, riots, sabotage, insurrections or wars; and (v) governmental actions such as necessity for compliance with any court order, law, statute, ordinance, or regulation promulgated by a governmental authority having jurisdiction. Seller and Buyer shall make reasonable efforts to avoid the adverse impacts of a Force Majeure and to resolve the event or occurrence once it has occurred in order to resume performance.

9.3 Neither party shall be entitled to the benefit of the provisions of Force Majeure to the extent performance is affected by any or all of the following circumstances: (i) the curtailment of interruptible or secondary firm transportation unless primary, in-path, firm transportation is also curtailed;
(ii) the party claiming excuse failed to remedy the condition and to resume the performance of such covenants or obligations with reasonable dispatch; or (iii) economic hardship.

9.4 Notwithstanding anything to the contrary herein, the parties agree that the settlement of strikes, lockouts or other industrial disturbances shall be entirely within the sole discretion of the party experiencing such disturbance.

9.5 The party whose performance is prevented by Force Majeure must provide notice to the other party. Initial notice may be given orally; however, written notification with reasonably full particulars of 'the event or occurrence is required as soon as reasonably possible. Upon providing written notification of Force Majeure to the other party, the affected party will be relieved of its obligation to make or accept delivery of gas as applicable to the extent and for the duration of Force Majeure, and neither party shall be deemed to have failed in such obligation to the other during such occurrence or event.

9.6 In lieu of the references to Imbalance Charges responsibility in Sections
9.1 and 9.3, any Imbalance Charges incurred as a result of Force Majeure event shall be resolved and payment responsibility agreed to by the parties at the time of the event.

10. RESPONSIBILITY FOR GAS:

1O.1 Unless otherwise specifically agreed, title to the Gas shall pass from Seller to Buyer at the Delivery Point(s). Seller shall have responsibility for and assume any liability with respect to the gas prior to its delivery to Buyer at the specified Delivery Point(s). Buyer shall have responsibility for and any liability with respect to said Gas after its delivery to Buyer at the Delivery Point(s).

10.2 Seller warrants that it will have the right to convey and will transfer good and merchantable title to all Gas sold hereunder and delivered by it to Buyer, free and clear of all liens, encumbrances, and claims.

10.3 Seller agrees to indemnify Buyer and save it harmless from all losses, liabilities or claims including attorneys' fees and costs of court ("Claims"), from any and all persons, arising from or out of claims of title, personal injury or property damage from said gas or other charges thereon which attach before title passes to Buyer. Buyer agrees to indemnify Seller and save it harmless from all Claims, from any and all persons, arising from or out of claims regarding payment, personal injury or property damage from said gas or other charges thereon which attach after title passes to Buyer. Notwithstanding the other provisions of this Sections 10., as between Seller and Buyer, Seller will be liable for all Claims to the extent that such arise from the failure of Gas delivered by Seller to meet the quality standards of Section 7.

11. DULY CONSTITUTED AUTHORITIES: This Contract and the operations and all obligations hereunder are subject to all and shall be modified by legal requirements of any governmental authority (without waiver of any right to question or contest any such legal requirement) and each party shall be excused from performance to the extent necessary to comply with such requirements. To the extent during the term of this Contract any governmental authority takes any action affecting a party whereby the sale, delivery, or transportation of gas as contemplated hereunder shall be proscribed, limited, restricted or curtailed, or subjected to terms, conditions, regulations, restraints or sales price controls that in the sole judgment of the party affected are unduly burdensome to that party, or make performance commercially impracticable, the affected party shall be excused from such performance and may cancel and terminate this Contract upon immediate notice without further liability hereunder, other than the liability to discharge obligations theretofore accrued hereunder. As to the Buyer, this Contract shall be subject to the approval of the Alabama Public Service Commission.

12. LAW APPLICABLE: SELLER AND BUYER EXPRESSLY AGREE THAT THE LAWS OF THE STATE OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, INTERPRETATION AND EFFECT OF THIS CONTRACT, EXCLUDING, HOWEVER, ANY CONFLICT OF LAWS RULE WHICH WOULD APPLY THE LAW OF ANOTHER JURISDICTION.

13. CONFIDENTIALITY: The terms of this Contract shall be kept confidential by the parties hereto, except (a) to the extent that any information must be disclosed to a third party as required by law, regulation or order, immediate notice shall be given to the other party and there shall be a request for confidential treatment and minimization of the amount of disclosure or (b) for the purpose of effectuating transportation of the subject gas pursuant to this Contract in which case the minimum necessary amount of disclosure shall be provided.

14. TERMINATION: No termination of this Contract shall affect the obligations incurred by either party prior to the effective date of such termination.

15. NOTICES:

15.1 All invoices, payments and other communications made pursuant to the Contract ("Notices") shall be made to the addresses specified in writing by the respective parties from time to time.

15.2 All Notices required hereunder may be sent by facsimile or mutually acceptable electronic means, a nationally recognized overnight courier service, first class mail or hand delivered.

15.3 Notice shall be given when received on a Business Day by the addressee. In the absence of proof of the actual receipt date, the following presumptions will apply. Notices sent by facsimile shall be deemed to have been received upon the sending party's receipt of its facsimile machine's confirmation of successful transmission, if the day on which such facsimile is received is not a Business Day or is after five p.m. on a Business Day, then such facsimile shall be deemed to have been received on the next following Business Day. Notice by overnight mail or courier shall be deemed to have been received on the next Business Day after it was sent or such earlier time as is confirmed by the receiving party. Notice via first class mail shall be considered delivered five (5) Business Days after mailing.

SELLERS ADDRESS:                                 BUYERS ADDRESS:
---------------                                  --------------
FOR PAYMENTS:                                    FOR INVOICES:
(Wire or ACH)                                    Mobile Gas Service Corp.
Citibank, N.A., New York, NY                     2828 Dauphin Street
ABA No. 021000089                                Mobile, AL 36606
Account No. 4067-6152                            Attn: Mr. Harris Oswalt

FOR NOTICES:                                     FOR NOTICES:
MidCon Gas Services Corp.                        Mobile Gas Service Corp.
P.O. Box 283                                     2828 Dauphin Street
Houston, Texas 77001-0283                        Mobile, AL 36606
Attn: Manager Contract Admin.                    Attn: Mr. Harris Oswalt
Fax: (713)964-5632                               Fax: (334) 476-8292
                                                 Phone: (334) 450-4688

16. MISCELLANEOUS:

16.1 This Contract shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, and heirs of the respective parties hereto, and the covenants, conditions, rights and obligations of this Contract shall run for the full term of this Contract. No assignment of this Contract, in whole or in part, will be made without the prior written consent of the non-assigning party, which consent will not be unreasonably withheld or delayed; provided, either party may transfer its interest to any parent or affiliate by assignment, merger or otherwise without the prior approval of the other party. Upon any transfer and assumption, the transferor shall not be relieved of or discharged from any obligations hereunder.

16.2 If any provision in this Contract is determined to be invalid, void or unenforceable by any court having jurisdiction, such determination shall not invalidate, void, or make unenforceable any other provision, agreement or covenant of this Contract.

16.3 No waiver of any breach of this Contract shall be held to be a waiver of any other or subsequent breach.

16.4 This Contract sets forth all understandings between the parties respecting each transaction subject hereto, and any prior contracts, understandings and representations, whether oral or written, relating to such transactions are merged into and superseded by this Contract. This Contract may be amended only by a writing executed by both parties.

16.5 This Contract and all provisions herein will be subject to all applicable and valid statutes, rules, orders and regulations of any Federal, State, or local governmental authority having jurisdiction over the parties, their facilities, or gas supply, this Contract or any provisions thereof.

16.6 There is no third party beneficiary to this Contract.

16.7 Each party to this Contract represents and warrants that it has full and complete authority to enter into and perform this Contract. Each person who executes this Contract on behalf of either party represents and warrants that it has full and complete authority to do so and that such party will be bound thereby.